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                                                                      EXHIBIT 11

                   PONDER INDUSTRIES, INC., AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                                 YEARS ENDED AUGUST 31
                                                       -----------------------------------------
                                                          1997           1996            1995
                                                       ----------     -----------     ----------
COMPUTATION OF PRIMARY LOSS PER SHARE:
  Net loss...........................................  $   (9,921)    $    (3,892)    $   (3,092)
                                                       ==========     ===========     ==========
WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
  OUTSTANDING........................................  13,641,558       8,717,912      6,377,564
WEIGHTED AVERAGE INCREMENTAL SHARES OUTSTANDING UPON
  ASSUMED CONVERSION OF OPTIONS......................          --              --             --
                                                       ----------     -----------     ----------
WEIGHTED AVERAGE COMMON SHARES AND COMMON SHARE
  EQUIVALENTS USED FOR COMPUTATION...................  13,641,558       8,717,912      6,377,564
                                                       ==========     ===========     ==========
PRIMARY LOSS PER COMMON SHARE AND COMMON SHARE
  EQUIVALENT.........................................  $     (.73)    $      (.45)    $     (.48)
                                                       ==========     ===========     ==========
COMPUTATION OF FULLY DILUTED LOSS PER SHARE:
  Net loss...........................................  $   (9,921)    $    (3,892)    $   (3,092)
  Interest not incurred upon assumed conversion of
     convertible debentures..........................         422             254             --
                                                       ----------     -----------     ----------
  Net loss available to common stockholders used for
     computation.....................................  $   (9,499)    $    (3,638)    $   (3,092)
                                                       ==========     ===========     ==========
WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
  OUTSTANDING........................................  13,641,558       8,717,912      6,377,564
WEIGHTED AVERAGE INCREMENTAL SHARES OUTSTANDING UPON
  ASSUMED CONVERSION OF OPTIONS......................      12,740          30,586             --
WEIGHTED AVERAGE INCREMENTAL SHARES OUTSTANDING UPON
  ASSUMED CONVERSION OF CONVERTIBLE DEBENTURES.......   9,609,159       2,790,506             --
                                                       ----------     -----------     ----------
WEIGHTED AVERAGE COMMON SHARES AND COMMON SHARE
  EQUIVALENTS USED FOR COMPUTATION...................  23,263,457      11,539,004      6,377,564
                                                       ==========     ===========     ==========
LOSS PER COMMON SHARE AND COMMON SHARE EQUIVALENT
  ASSUMING FULL DILUTION.............................  $     (.41)(a) $      (.32)(a) $     (.48)
                                                       ==========     ===========     ==========
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(a) This calculation is submitted in accordance with Item 601(b)(11) of
    Regulation S-K although it is not required by APB Opinion No. 15 because it is antidilutive.